UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): December 29, 1997

                             ZAP POWER SYSTEMS, INC.
        (Exact name of small business issuer as specified in its charter)

                                   CALIFORNIA
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

        333-05744-LA                                    94-3210624
     ----------------------                 ------------------------------------
     Commission file number                 (I.R.S. Employer Identification No.)

                                117 Morris Street
                              Sebastopol, CA 95472
                    (Address of principal executive offices)
                                  (707)824-4150
              (Registrant's telephone number, including area code)


ITEM 4.      CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

             (a) DISMISSAL OF INDEPENDENT ACCOUNTANT. On December 29, 1997, the Registrart's Board of Directors, dismissed Moss Adams LLP ("Moss Adams") as the Registrants principal independent accountant engaged to audit the Registrant's financial statements.

             The independent auditor's report of Moss Adams on the consolidated financial statements of the Registrant for the years ended December 31, 1996 and 1995, included in the Form10-KSB for December 31, 1996, contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principle.

             In connection with the Registrant's audit for the years ended December 31, 1996 and 1995, and in the subsequent interim period prior to Moss Adams' dismissal on December 29, 1997, (i) there were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the subject matter on the disagreement in connection with their report and
         (ii) the matters stated in item 304 (a) (iv) (B) of Regulation S-B where applicable.

             The Registrant has requested Moss Adams to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made by the Registrant above, and if not, to state the respects in which it does not agree. The Registrant shall provide Moss Adams with a copy of this Form 8-K no later than on the day this Form 8-K is filed with the Securities and Exchange Commission. As Moss Adams is unavailable to supply the letter described above at the time of

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         filing this 8-K, the Registrant  will request Moss Adams to provide the letter as promptly as possible so that the Registrant can file the letter with the SEC within ten (10) business days after the filing of this Form 8-K.

         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                            ZAP Power Systems, Inc.


         Date:   December 29, 1997          By: ________________________

                                                 Name: James McGreen
                                                 Title:  President


                                            By: ________________________

                                                 Name: Gary Starr
                                                 Title:  Managing Director




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